U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-K/A
                                 (Amendment No. 3)


                                   CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 7, 2003


                         SYNTHETIC TURF CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


                                     Nevada
           (State or jurisdiction of incorporation or organization)


                                    33-5902
                          (Commission File Number)


                                 22-2774460
               (I.R.S. Employer Identification Number)

7550 24th Avenue South, Suite 168, Minneapolis, Minnesota        55120
         (Address of principal executive offices)              (Zip Code)


             Registrant's telephone number:  (612) 746-4025


       (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 9, 2002, the Registrant entered into an Agreement and Plan of Merger ("Agreement"), with ISC Acquisition Inc., a Nevada corporation and a wholly owned subsidiary of the Registrant, International Surfacing of Colorado, Inc., a Colorado corporation ("ISC"), and shareholders of ISC (who together own all of the issued and outstanding capital shares of that company). Under the terms of the Agreement, on the closing date, the Registrant issued 15,000,000 shares of restricted common stock for all of the issued and outstanding common stock of ISC (100,000 shares), which merged with ISC Acquisition Inc. On January 7, 2003, these shares, after being issued, were actually delivered to the shareholders of ISC and this transaction closed (as specified under Section 2 of the Agreement).

     On February 24, 2004, the Registrant consummated a transaction with Richard Dunning and Dennis McElhinney, the two former stockholders of ISC ("Former ISC Stockholders"). Since January 7, 2003, this subsidiary of the Registrant has been operated by the Former ISC Stockholders (see Exhibit
2.2 to this Form 8-K/A).

     Under the terms of the closed transaction: (a) employment agreements between the Registrant and the Former ISC Stockholders were cancelled and all amounts previously due thereunder to the Former ISC Stockholders were forgiven, (b) 100% of the issued and outstanding shares of the Registrant's subsidiary were returned to the Former ISC Stockholders with a cash payment of $6,000, (c) the former ISC Stockholders will return for cancellation 10,000,000 of the restricted shares of the Registrant they received under the Agreement, (d) the Registrant will make a further payment to the Former ISC Stockholders of 50% of the subsidiary's 2003 earnings before income tax, depreciation and amortization, and (e) the Registrant and the Former ISC Stockholders each released the others from liabilities or claims arising from the 2003 merger. The effective date of the transaction was the close of business on December 31, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to
Item 601 of Regulation S-B.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Synthetic Turf Corporation of America



Dated: March 4, 2004                   By: /s/  Gary Borglund
                                       Gary Borglund, President

                                     EXHIBIT INDEX

Number                      Exhibit Description

2.1     Agreement and Plan of Merger between the Registrant, ISC
        Acquisition Inc., and International Surfacing of Colorado, Inc. and its shareholders), dated December 9, 2002 (incorporated by reference to Exhibit 2 of the Form 8-K filed on January 21, 2003).

2.2 Separation Agreement between the Registrant, and Richard Dunning and Dennis McElhinney, dated January 22, 2004 (see below).

                                     EX-2.2

                        AGREEMENT AND PLAN OF MERGER

                             SEPARATION AGREEMENT

     This Separation Agreement (this "Agreement") is made and entered into this 22nd day of January, 2004, by and between Synthetic Turf Corporation of America, a Nevada corporation ("SYTR"), and Richard Dunning and Dennis McElhinney, individuals residing in the State of Colorado ("Shareholders").

     The parties recite and declare that:

A. On and prior to December 9, 2002, the Shareholders were equal co-owners of International Surfacing of Colorado, Inc., a Colorado corporation ("ISOC Colorado"), which was engaged in the business (herein the "Business") of selling and installing artificial turf products in the State of Colorado.

B. On December 9, 2002, the Shareholders and SYTR entered into an Agreement and Plan of Merger ("Acquisition Agreement"), whereby ISOC-Colorado was to be merged with and into a wholly-owned Nevada subsidiary of SYTR, in exchange for a quantity of newly issued restricted shares of SYTR (the "Restricted Shares").

C. On January 7, 2003, the transaction which was the subject of the Acquisition Agreement was closed by the Shareholders and SYTR.

D. During the 2003 calendar year, the Business has been managed and operated by the Shareholders as a consolidated subsidiary of SYTR.

E. The Shareholders and SYTR now desire to make this Agreement and carry out the actions required of them hereunder in order to effect a separation and return to the Shareholders of the Business, effective as of the close of business on December 31, 2003, such that the Business may be managed and operated by the Shareholders, from and after January 1, 2004, in the manner it was managed and operated by the Shareholders prior to the closing of the Acquisition Agreement.

     For the reasons set forth above, and in consideration of the mutual covenants of the parties hereto, the parties hereby agree, effective as of the close of business on December 31, 2003, and in settlement of all disputes and claims that any of the parties may have with or against each other, that SYTR will take the actions required of it hereinbelow and will transfer back, assign and reconvey the Business to the Shareholders, provided that, as the consideration for such actions and transfer, (i) 10 million of the 15 million of Restricted Shares shall be cancelled, and
(ii) the Shareholders will take the actions required of them hereinbelow.

1. Actions Due from SYTR

     1.1. As soon as possible, SYTR shall execute and deliver to the Shareholders such instruments of conveyance necessary to convey to the Shareholders the equity shares representing ownership of its subsidiary carrying on the Business.

     1.2. SYTR agrees to pay the sum of $6,000.00 to the Shareholders immediately upon execution of this Agreement by the Shareholders.

     1.3. No later than March 15, 2004, SYTR agrees to conclude a "stand alone" audit of the financial results of the Business for the calendar year 2003, and to remit to the Shareholders, no later than fifteen (15) days after the results of such audit are known, a true and complete copy thereof together with one-half (") of the earnings before income tax, depreciation and amortization (EBITDA) of the Business during such period reflected in such report of audit. For purposes of such audit, transactions between the Business and SYTR on terms other than market terms shall be adjusted, to the greatest extent possible, to market terms, so that such audit report will determine the true financial results of the Business for the period covered by the report.

     1.4. The portion of the EBITDA due to the Shareholders under the preceding Section 1.3 shall be further increased by the amount currently due from ISOC Colorado to vendors for a 2003 trade show, in the amount of approximately $4,300.

2. Actions Due from the Shareholders

     2.1. The Shareholders agree that their employment agreements with SYTR are cancelled and none of the parties to such agreements will have any further rights or obligations thereunder.

     2.2. The Shareholders agree to clean, vacate and surrender possession to the landlord of each storage unit rented in the name of SYTR.

     2.3. The Shareholders shall immediately return to SYTR all unopened turf adhesive containers in the possession or control of the Shareholders, and shall surrender the certificates representing the Restricted Shares, so that they can be exchanged at SYTR's transfer agent for the certificates representing the lesser number of shares to be re-issued to the Shareholders hereunder. The parties acknowledge the probable delay in returning the certificate(s) representing the Restricted Shares of Dennis McElhinney, who agrees to surrender such certificate(s) as soon as practical.

     2.4. For a period of twelve months, the Shareholders will hold in confidence and not disclose in any manner whatsoever, any of the confidential and proprietary information of SYTR acquired by the Shareholders while the Business was owned by SYTR, and will take all reasonable measures to protect the secrecy of and avoid disclosure or use of such confidential information in order to prevent it from falling into the public domain or the possession of unauthorized persons. The Shareholders agree to notify SYTR in writing of any such misuse or misappropriation of such confidential information of SYTR party that may come to their attention.

3. Other Agreements of the Parties

     3.1. Subject to the other terms and conditions of this Agreement, each of the parties hereto hereby jointly and severally releases, acquits and forever discharges each of the other parties from any and all claims, demands, actions, causes of actions, liabilities, obligations, costs, expenses, loss of service, debts, attorneys' fees, claims for sanctions, or damages of any kind or nature whatsoever, and in any and all forums and courts, whether known or unknown, suspected or unsuspected, arising from the beginning of time up to and including the date of this Agreement, arising out of, resulting from of or in any way related to the Acquisition Agreement or the transactions undertaken or contemplated thereby, other than any obligations under this Agreement. The Releasing Parties represent and warrant that they have not sold, assigned, transferred, conveyed (except to the parties to this Agreement) or otherwise disposed of any claims, demands, actions or causes of action released herein.

     3.2. Signed facsimile transmissions of this document shall be considered as valid as the original. This Agreement may be executed as a single document or in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

     3.3. This agreement will be governed and construed in accordance with the laws of the State of Colorado. This Agreement was produced by all parties hereto and shall not be construed against any of them.

     3.4. Each person signing this agreement for an entity confirms that they have full authority to execute this agreement and obligate such company, firm, corporation, partnership, organization, individual, and/or entity identified as a party herein.

      3.5. Each of the parties, at the request of any other party, will execute all such further instruments and take all such further action consistent with the provisions hereof as may be reasonably necessary to carry out the intent of this Agreement.

      3.6. For a period of twelve months and except as otherwise required by any law, rule or regulation, no party to this Agreement shall make, publish or facilitate any disparaging comments or remarks, in any public medium, concerning any other party to this Agreement or the basis or rationale for the parties' execution of this Agreement.

      3.7. This Agreement is intended to set forth the important terms between the parties but is unlikely to cover all circumstances. In this regard, if the parties are unable to resolve any disagreement between them, or problems that arise in the future, which may or may not be covered by this Agreement, an arbitrator shall be selected by agreement, and if the parties are unable to agree on an arbitrator, then one shall be selected from the American Arbitration Association in accordance with their normal procedures. The arbitrator's procedural and substantive decision shall be binding upon all parties. The arbitrator so selected shall decide the issues to be determined, based upon the following:

          (i) That both parties be treated fairly and equitably;

          (ii) The intent of this Agreement or any subsequent amendments; and

          (iii) Practical considerations.

     Any decision of the arbitrator shall be binding in any court of law so that the terms of the decision can be enforced.

Dated: January 22, 2004                Dated: January 22, 2004

"Shareholders"                         "SYTR"

                                       Synthetic Turf Corporation of America,
                                       a Nevada Corporation


/s/  Richard Dunning
Richard Dunning

                                       By: /s/  Gary Borglund
                                       Gary Borglund, President

/s/  Dennis McElhinney
Dennis McElhinney